UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 23, 2009

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On April 23, 2009, the Company received approval from the U.S. Food and Drug Adminstration for the Company's supplemental new drug application to update the prescribing information for TREANDA® (bendamustine HCl) for Injection.  The Company will finalize and implement the updated prescribing infromation for TREANDA in early May 2009. The Company has identified two postmarketing cases of Stevens Johnson Syndrome (“SJS”)/toxic epidermal necrolysis (“TEN”) in patients treated concomitantly with TREANDA and allopurinol; one of these cases was fatal. Allopurinol is known to cause SJS/TEN. In the non-fatal case, the patient also received other drugs that can cause SJS.

TREANDA’s prescribing information will be updated to include these serious skin reactions.  These updates communicate safety warnings when TREANDA is used in combination with allopurinol.  Although the relationship between TREANDA and SJS/TEN cannot be determined, there may be an increased risk of severe skin toxicity when TREANDA and allopurinol are administered concomitantly.  This update is similar to the labeling that currently exists with certain other agents used to treat indolent non-Hodgkin’s lymphoma and/or chronic lymphocytic leukemia, such as RITUXAN® (rituximab), REVLIMID® (lenalidomide) and cyclophosphamide, all of which also reference SJS/TEN in their current respective prescribing information.

RITUXAN® is a registered trademark of Genentech, Inc. and Biogen Idec Inc.  REVLIMID® is a registered trademark of Celgene Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: April 27, 2009	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President and General Counsel